Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(85,450,880)
Unrealized Gain (Loss) on Market Value of Futures	(22,160,230)
Interest Income	1,830,075
ETF Transaction Fees	39,000
Total Income (Loss)	$(105,742,035)

Expenses
Investment Advisory Fee	$559,614
Brokerage Commissions	151,763
SEC & FINRA Registration Fees	92,666
NYMEX License Fee	26,200
K-1 Tax Expense	20,190
Audit Fees	13,500
Non-interested Directors' Fees and Expenses	9,752
Total Expenses	$873,685
Net Gain (Loss)	$(106,615,720)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/08	$1,080,137,122
Additions (20,600,000 Units)	706,365,286
Withdrawals (16,400,000 Units)	(565,272,740)
Net Gain (Loss)	(106,615,720)

Net Asset Value End of Period	$1,114,613,948
Net Asset Value Per Unit (33,700,000 Units)	$33.07

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber
Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502